    As filed with the Securities and Exchange Commission on December 4, 1995

                                             Registration No.

==============================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                         --------------------

                               FORM S-8

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                        ----------------------

                   OCCIDENTAL PETROLEUM CORPORATION
          (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


         DELAWARE                                    95-4035997
(STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)



       10889 WILSHIRE BOULEVARD
       LOS ANGELES, CALIFORNIA                         90024
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

         OCCIDENTAL PETROLEUM CORPORATION 1995 INCENTIVE STOCK PLAN
                         (FULL TITLE OF THE PLAN)

                DONALD P. DE BRIER, ESQ., GENERAL COUNSEL
                    OCCIDENTAL PETROLEUM CORPORATION
                        10889 WILSHIRE BOULEVARD
                        LOS ANGELES, CALIFORNIA
                            (310) 208-8800
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       CALCULATION OF REGISTRATION FEE

===============================================================================
                                   Proposed        Proposed
                  Amount           Maximum         Maximum
Title of          to be            Offering        Aggregate      Amount of
Securities        Registered       Price           Offering       Registration
to be                              Per             Price(1)       Fee
Registered                         Share(1)
-------------------------------------------------------------------------------
Common
Stock, $.20
par value       10,000,000(2)      $22.625       $226,250,000      $78,017
(including
Preferred
Stock
Purchase
Rights)
===============================================================================

(1) Estimated pursuant to Rule 457 solely for the purpose purpose of calculating the amount of the registration fee based on the average of the high and low price for the Common Stock on November 27, 1995.

(2) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the results of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

                            PART II
                            -------

        INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents are hereby incorporated by reference in this Registration Statement:

      (a)   The  Annual  Report  on Form  10-K  of  Occidental
Petroleum Corporation ("Occidental" or the "Registrant") for the year ended December 31, 1994;

      (b) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995, June 30, 1995 and September 30,
1995;

      (c)  Current Reports on Form 8-K, dated January 25, 1995,
April 20, 1995, June 27, 1995, July 20, 1995, August 18, 1995,
October 18, 1995 and October 25, 1995; and

      (d) The descriptions of the Common Stock and the Preferred Stock Purchase Rights Registration Statement on Form 8-B, dated June 26, 1986 (as amended by Form 8, dated December 22, 1986, Form 8, dated February 3, 1988, Form 8-B/A, dated July 12, 1993, Form 8-B/A, dated March 18, 1994, and Form 8-B/A, dated November 1, 1995 and any amendment or report filed for the purpose of updating such descriptions subsequent to the date of this Registration Statement).

      All documents filed by the Registrant or the Occidental Petroleum Corporation 1995 Incentive Stock Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of delivery of such documents. Any statement
contained  in  a  document  incorporated  or  deemed   to   be
incorporated  by  reference  herein  shall  be  deemed  to  be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

      The validity of the Common Stock registered pursuant hereto has been passed upon by Linda S. Peterson, a Senior Counsel of the Registrant. Ms. Peterson beneficially owns, and has rights to acquire under employee stock options, an aggregate of less than 1% of the outstanding shares of Common Stock of Occidental.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). Occidental's Restated Certificate of Incorporation, as amended, provides for the elimination of personal liability of its directors to the full extent permitted by the Delaware General Corporation Law and Occidental has entered into indemnification agreements with each director and certain officers providing for additional indemnification. Article VIII of Occidental's By-laws provides that Occidental shall indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their activities in such capacities. In addition, Occidental has insurance policies that provide liability coverage to directors and officers while acting in such capacities.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8.   EXHIBITS

4.1 Restated Certificate of Incorporation of Occidental, together with all certificates amendatory thereof filed with the Secretary of State of Delaware through December 23, 1994 (incorporated by reference to Exhibit 3.(i) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

4.2  By-laws of  Occidental, as amended through  December  15,
     1994 (incorporated by reference to Exhibit 3.(ii) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

4.4 Rights Agreement, dated as of October 17, 1986, between Occidental and The Chase Manhattan Bank (National Association), as the initial Rights Agent thereunder (subsequently replaced by Chemical Bank, as successor Rights Agent), together with the form of Rights certificate (incorporated by reference to Exhibit 4.1 to Occidental's Current Report on Form 8-K, dated October 17, 1987).

 5.1  Opinion of Linda S. Peterson, Esq.

23.1  Consent  of Linda S. Peterson, Esq. (Included in  Exhibit
      5.1).

23.2  Consent of Arthur Andersen LLP.

24.1  Power of Attorney (Reference is hereby made to page 6).

99.1  Occidental  Petroleum  Corporation 1995  Incentive  Stock
      Plan, effective April 29, 1995.

99.2  Form of Incentive Stock Option Agreement under Occidental
      Petroleum Corporation 1995 Incentive Stock Plan.

99.3  Form   of  Nonqualified  Stock  Option  Agreement   under
      Occidental   Petroleum Corporation 1995  Incentive  Stock
      Plan.

99.4  Form  of  Stock   Appreciation   Rights  Agreement  under
      Occidental  Petroleum  Corporation 1995  Incentive  Stock
      Plan.

99.5  Form   of   Restricted  Stock Agreement  under Occidental
      Petroleum Corporation 1995 Incentive Stock Plan.

99.6  Form of Performance Stock Agreement under Occidental
      Petroleum Corporation 1995 Incentive Stock Plan.


ITEM 9.   UNDERTAKINGS

     The undersigned registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a)   To  include any prospectus  required  by
Section 10(a)(3) of the Securities Act;

                (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents fundamental change in the information set forth in the registration statement;

                (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs 1(a) and 1(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3.    To  remove  from  registration  by  means  of
post-effective   amendment  any  of   the   securities   being
registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13 or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Donald P. de Brier, Robert E. Sawyer and Linda S. Peterson his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, here ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                          SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on November 30, 1995.


                         OCCIDENTAL PETROLEUM CORPORATION


                         By:         R. R. IRANI
                             -------------------------------------
                             Ray R. Irani
                             Chairman of the Board of Directors,
                             President and Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                      TITLE                      DATE
     ---------                      -----                      ----


                              Chairman of the
    R. R. IRANI               Board of Directors,
    ---------------------     President and Chief        November 30, 1995
    Ray R. Irani              Executive Officer


    A. R. LEACH               Executive Vice
    ---------------------     President and Chief        November 30, 1995
    Anthony R. Leach          Financial Officer

    S. P. DOMINICK            Vice President and
    ----------------------    Controller (Chief          November 30, 1995
    Samuel P. Dominick, Jr.   Accounting Officer)



    ----------------------         Director              November 30, 1995
    Albert Gore


    ARTHUR GROMAN
    -----------------------        Director              November 30, 1995
    Arthur Groman


   J. ROGER HIRL
   ------------------------        Director              November 30, 1995
   J. Roger Hirl


   JOHN W. KLUGE
   ------------------------        Director              November 30, 1995
   John W. Kluge


   DALE R. LAURANCE
   ------------------------        Director              November 30, 1995
   Dale R. Laurance


   I. W. MALONEY
  -------------------------        Director              November 30, 1995
  Irwin W. Maloney


  GEORGE O. NOLLEY
  -------------------------        Director              November 30, 1995
  George O. Nolley


  JOHN F. RIORDAN
  -------------------------        Director              November 30, 1995
  John F. Riordan


     R. SEGOVIA
  -------------------------        Director              November 30, 1995
  Rodolfo Segovia



  ------------------------         Director              November 30, 1995
  Aziz D. Syriani


  ROSEMARY TOMICH
  ------------------------         Director              November 30, 1995
  Rosemary Tomich

                            INDEX TO EXHIBITS


EXHIBIT
NUMBER                       DESCRIPTION
-------                      -----------

  4.1 Restated Certificate of Incorporation of Occidental, together with all certificates amendatory thereof filed with the Secretary of State of Delaware through December 23, 1994 (incorporated by reference to Exhibit 3.(i) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

  4.2 By-laws of Occidental, as amended through December 15, 1994 (incorporated by reference to Exhibit 3.(ii) to Occidental's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

  4.4 Rights Agreement, dated as of October 17, 1986, between Occidental and The Chase Manhattan Bank (National Association), as the initial Rights Agent thereunder (subsequently replaced by Chemical Bank, as successor Rights Agent), together with the form of Rights certificate (incorporated by reference to Exhibit 4.1 to Occidental's Current Report on Form 8-K, dated October 17, 1987).

  5.1           Opinion of Linda S. Peterson, Esq.

 23.1           Consent of Linda S. Peterson, Esq. (Included in Exhibit 5.1).

 23.2           Consent of Arthur Andersen LLP.

 24.1           Power of Attorney (Reference is hereby made to page 6).

 99.1 Occidental Petroleum Corporation 1995 Incentive Stock Plan, effective April 29, 1995.

 99.2 Form of Incentive Stock Option Agreement under Occidental Petroleum Corporation 1995 Incentive Stock Plan.

 99.3 Form of Nonqualified Stock Option Agreement under Occidental Petroleum Corporation 1995 Incentive Stock Plan.

 99.4 Form of Stock Appreciation Rights Agreement under Occidental Petroleum Corporation 1995 Incentive Stock Plan.

 99.5 Form of Restricted Stock Agreement under Occidental Petroleum Corporation 1995 Incentive Stock Plan.

 99.6 Form of Performance Stock Agreement under Occidental Petroleum Corporation 1995 Incentive Stock Plan.